                                                                    EXHIBIT 10.3

                          AMENDMENT TO LOAN DOCUMENTS

         THIS AGREEMENT made effective as of June 28, 1998, by and among PNC BANK, NATIONAL ASSOCIATION, successor by merger to PNC BANK, OHIO, NATIONAL ASSOCIATION ("Lender"), STEPHEN D. KING, an individual and resident of the State of Ohio (the "Guarantor"), and CAFE ODYSSEY, INC., formerly known as HOTEL DISCOVERY, INC., a Minnesota corporation, as successor by merger to HOTEL MEXICO, INC., an Ohio corporation formerly known as "KRLP ACQUISITION CORP." (the "New Borrower").

                                    RECITALS

A. Lender extended a secured loan in the amount of $1,000,000.00 (the "Loan") to the Kenwood Restaurant Limited Partnership, an Ohio corporation (the "Original New Borrower") with respect to certain premises, more particularly described in Schedule "A" hereto and made a part hereof (the "Property"), the obligations of which were guaranteed by the Guarantor and which loan is described herein as the "Loan."

B. The Loan is now evidenced and/or secured by the documents listed in Schedule B hereto (collectively, the "Loan Documents"), of which Stephen D. King is the Guarantor pursuant to a Guarantee dated October 9, 1996 and identified in Schedule B hereto. All terms used herein, but not defined, shall have the same definitions as used in the Loan Agreement identified in Schedule "B" hereto.

C. The Original New Borrower transferred all of its right, title and interest in the Property to Hotel Mexico, Inc. ("HMI").

D. Pursuant to certain Assignment and Assumption of Lease dated December 15, 1996 by and between Original New Borrower and HMI, and filed of record in Official Record Volume 7268, Page 1034, in the Hamilton County, Ohio Recorder's Office, HMI assumed all of the obligations of the Original New Borrower under the Loan.

E. On or about August 1, 1997, HMI merged into the New Borrower, with New Borrower being the surviving corporation under such merger.

F. Lender, New Borrower and Guarantor entered into a certain Second Loan Assumption dated as of October 16, 1997, under which Lender approved of said merger between HMI and New Borrower, New Borrower assumed HMI's obligations under the Loan Documents, and the Loan Documents were amended as provided therein.

G. New Borrower recently changed its name and is in the process of making a name change filing with the Ohio Secretary of State.

H. New Borrower is in default under the Loan Documents and has requested Lender to forebear its rights and remedies against New Borrower and Guarantor as a result of such default, and to modify certain of its obligations contained therein, and Lender has agreed to give such forbearance and to approve such modifications in accordance with, but subject to, the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Acknowledgement of Loan Terms
         New Borrower acknowledges the following:

         1.1 As of the effective date of this Agreement, New Borrower is currently indebted to Lender in the outstanding principal amount of $883,411.58 under the Loan.

         1.2 The current annual rate of interest payable under the Loan is 9.06% per annum and shall remain at such rate until maturity.

         1.3 The monthly installment payment of principal currently in effect under the Loan is acknowledged to be $5,785.00, plus accrued interest.

         1.4 The Loan Documents are valid and binding obligations of the New Borrower and Guarantor, as applicable, and are enforceable in accordance with their terms.

2.       Acknowledgement of Loan Defaults
         New Borrower acknowledges that New Borrower and Guarantor are currently in default of the Loan Documents as follows:

         2.1 The incurrence of indebtedness pursuant to that certain financing identified in the loan documentation contained in
                  Schedule 2.1 attached hereto and made a part hereof with respect to its restaurant located at the Mall of America in Minneapolis, Minnesota (the "Mall of America Financing") in contravention of Section 7.1 contained in the Loan Agreement.

         2.2 The repayment of certain indebtedness owed by New Borrower to Guarantor in the amount of approximately $525,110.00 and Guarantor's failure to pay such sum to Lender, in contravention of Section 6 contained in the Guarantee and the other Loan Documents.

3.       Amendment to Loan Agreement
         The Loan Documents are hereby amend as follows:

         3.1 Section 6.8.1 of the Loan Agreement is hereby revised to read as follows:

                  Monthly statements. Furnish Lender within twenty days (20) after the end of each fiscal thirty (30) day period with internally prepared financial statements of New Borrower with respect to such thirty (30) day period, which shall be in Proper Form and shall contain such information as Lender may request, including without limitation, operating statements of the Project, cash flow statements, balance sheet, profit and loss statements.

         3.2 Section 6.28 of the Loan Agreement is hereby revised to read as follows:

                  Maintenance of cash. Shall maintain at all times cash under its exclusive control, not subject to any pledge, security or similar arrangement, of $1,000,000.00, or more.

         3.3 The following section is hereby incorporated as Section 6.29 into the Loan Agreement:

                  Tenant Finish for Mall of America Lease. Shall furnish to Lender, in Proper Form, documentation which evidences receipt of payment of the sum of $1,600,000.00 (the "Tenant Finish"), from the Lessor pursuant to Section 24.20 of that certain Lease dated by and between New Borrower, as Lessee, and Mall of America Company, a Minnesota General Partnership, as Lessor, affecting its restaurant in Mall of America, Minneapolis, Minnesota (the "Mall of America Lease") no later than fourteen (14) days after its receipt of such sum.

         3.4 The maturity date of the Term Note is hereby revised from "February 1, 1999" to "November 1, 1998.

4.       Forbearance
         4.1 Except as otherwise provided in this Agreement, PNC shall not commence any adversarial legal proceeding against the New Borrower or the Guarantor or against any of the Property or other assets of New Borrower as a result of the occurrence of any of the defaults provided in Section 2 hereof, and PNC shall conditionally waive such defaults, except that this forbearance and conditional waiver shall automatically terminate, and shall be of no further force and effect as a result of any of the following:

                  4.1.1 An Event of Default under any of the Loan Documents, including without limitation, any additional defaults under the provisions of the Loan Documents specified in Section 2 hereof;

                  4.1.2 If Lender reasonably deems itself insecure as a result of facts or circumstances not known to Lender as of the date of this Agreement or if any other event, matter or condition shall occur, arise or exist creating in Lender a reasonable cause for concern that any of its rights or interests may be materially and adversely affected by any delay in enforcing its remedies for any Event of Default, including without limitation, any transfer by the New Borrower or Guarantor that (i) its trustee in bankruptcy could challenge under 11 U.S.C. Sections 544, 547 or 548 if the New Borrower or Guarantor were insolvent and a petition were filed by or against either such party in bankruptcy, (ii) constituted a distribution to its shareholders or
                           (iii) compensated or benefited any insider (as defined in Section 101 of the United States Bankruptcy Code) in excess of a reasonable salary for services actually performed or was more favorable than or in consistent with past practices;

                  4.1.3 Lender determines that there are facts or circumstances not directly known to Lender as to the date of this Agreement which constitute a material adverse change in the financial condition of New Borrower; or

                  4.1.4    November 1, 1998.

         4.2 This forbearance and conditional waiver by Lender are expressly limited to the purposes specified in Section 4.1 hereof, and do not constitute a forbearance or waiver of any additional defaults by New Borrower under the Loan Documents specified in Section 2 hereof, or a forbearance or waiver of any other Event of Default under the Loan Documents. Furthermore, this forbearance and conditional waiver by Lender shall not be deemed to amend, modify or extend any of the obligations of either New Borrower or Guarantor under the Loan Documents.

         4.3 New Borrower and Guarantor covenant and agree that if any petition in bankruptcy is filed (voluntary or involuntary) with respect to the New Borrower and/or the Guarantor, Lender shall be entitled, and the New Borrower shall consent, to immediate and complete relief from any automatic stay or moratorium arising out of or related to the bankruptcy petition and Lender shall be permitted to proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both. New Borrower and Guarantor covenant and agree to join with Lender in filing the appropriate petitions or requests for relief required to obtain the relief referred to herein. In addition, in the event of any such bankruptcy, New Borrower waives its exclusive rights under 11 U.S.C. Section 1121 to file a plan of reorganization during the 120 day period after the date of entry of an order for relief under chapter 11 of the United States Bankruptcy Code and further waives any exclusive right it may have under the United States Bankruptcy Code to secure acceptance of any plan filed by it. New Borrower and Guarantor hereby stipulate, acknowledge and agree that, irrespective of the waiver herein, in any proceeding filed by or against the New

                  Borrower, "cause" within the meaning of 11 U.S.C. Section 1121(d) exists for reducing to zero, on the request of Lender, the 120 day and 180 day exclusivity periods prescribed for under 11 U.S.C. Section 1121 with respect to the filing by the New Borrower of a plan and securing acceptance thereof and the New Borrower shall consent and hereby does consent to a request by Lender if it shall so elect, of the court to a reduction of such exclusivity periods such that in a Chapter 11 case brought by or against the New Borrower, Lender shall have the right to file and seek to secure acceptance of a plan of reorganization at any time after the date of the order for relief under such chapter, whether or not the New Borrower at any time files a plan in such proceeding. No provision hereof shall preclude the New Borrower from filing a plan of reorganization under chapter 11 of the United States Bankruptcy Code.

         4.4 New Borrower and Guarantor acknowledge that Lender has been induced to enter into this Agreement because New Borrower and Guarantor have represented to Lender, and Lender agrees, that the interests of all parties hereto and the other creditors of New Borrower shall be best served without Bankruptcy Court proceedings. Accordingly, the parties hereto have bargained in good faith for the terms of the forbearance and conditional waiver contained herein and New Borrower and Guarantor agree that the filing of any Chapter 11 Bankruptcy Petition with respect to New Borrower would be in bad faith, and in abrogation of this Agreement and should be deemed to have been so filed by the Bankruptcy Court, justifying dismissal of such bankruptcy case or proceeding, or enforcement of the relief from stay and waiver of exclusivity provisions set forth above, and further, justifying enforcement of the bankruptcy guarantee executed and delivered concurrently with this Agreement by Guarantor. Nothing in this Agreement shall be deemed in any way to limit or restrict any of Lender's rights to seek in Bankruptcy Court or any other court of competent jurisdiction, any relief Lender may deem appropriate in the event that a voluntary or involuntary petition under any title of the United States Bankruptcy Code is filed by or against New Borrower.

5.       Release
         New Borrower and Guarantor hereby release Lender and its employees, agents and counsel from all claims, losses, damages and expenses, including but without limitation reasonable attorneys fees, arising out of or relating to the Loan, Lender's administration of the Loan and negotiation of this Agreement.

6.       Inducements
As an inducement for Lender to enter into this Agreement, New Borrower has paid to Lender the sum of $300,000.00 to be used to reduce the outstanding principal under the Loan, and has agreed to reimburse Lender for all of its reasonable attorneys fees and other costs associated with the Loan through this date, both of which sums have been paid to Lender concurrent with the execution of this

Agreement. As a further inducement for Lender to enter into this Agreement, New Borrower and Guarantor represent, warrant and state to Lender the following:

         6.1 The Loan Documents constitute the valid, legal and binding obligations of the New Borrower and Guarantor, as applicable, which are enforceable in accordance with their terms; and the liens and security interests of the security documents comprising the Loan Documents are valid and substituting liens and interests against the collateral described therein, first in priority of title, except for matters disclosed in that certain Loan Policy of Title Insurance No. 36 0138 010 00004177 issued by Chicago Title Insurance Company to Lender.

         6.2 There are no claims, causes of action, defenses or rights of setoff against Lender with respect to the Loan Documents by either of them.

         6.3 Except for the defaults acknowledged in Section 2 hereof, the New Borrower and Guarantor are currently not in default under the Loan Documents and have fully performed all of their respective duties and obligations thereunder through and including the effective date of this Agreement. Furthermore, Lender currently is entitled to enforce all of its rights and remedies against New Borrower and Guarantor under the Loan Documents as a result of the defaults acknowledged in Section 2 hereof.

         6.4 This Agreement and the consummation of the transaction contemplated hereby constitute the valid, enforceable and binding obligation of the New Borrower and Guarantor, respectively.

         6.5 Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will constitute a violation of, be in conflict with, or constitute a default under (or with the passage of time or delivery of notice, or both), or will constitute a default under any term or provision of any Agreement which the New Borrower or Guarantor is a party to or bound by.

         6.6 Concurrent with the signature and delivery of this Agreement by the parties hereto, the New Borrower owns full, absolute and complete title to the Property, subject to the lien of the security documents comprising the Loan Documents and the fee simple or reversionary interest of Phillip E. Stephens, Trustee, under the Restaurant Lease.

         6.7 Lender has acted at all times in a fair, reasonable, good faith manner in connection with its administration and enforcement of the Loan Documents, its dealings with the parties hereto with respect to the Loan, and all other transactions related to this Agreement or the Loan.

         6.8 New Borrower has adopted the necessary resolution to enter into this Agreement and its signatory to this Agreement is authorized to execute the same and is in good standing with New Borrower.

         6.9 A true, correct and complete copy of the loan documentation evidencing the Mall of America Financing is attached as
                  Schedule 6.9 hereto, and there are no modifications or amendments thereto.

         6.10 A true, correct and complete copy of the Mall of America Lease is attached as Schedule 6.10 hereto, and there are no amendments or modifications thereto.

         6.11 The Mall of America Financing is in full force and effect, New Borrower has received all loan proceeds therefrom and has used the same in the ordinary course of New Borrower's business.

         6.12 The Mall of America Lease is in full force and effect and there is no default thereunder by New Borrower.

         6.13 The Tenant Finish shall be used in New Borrower's ordinary course of business.

         6.14 A true, correct and complete copy of the lease transaction of New Borrower with respect to its restaurant to be located in Denver, Colorado is attached hereto as Schedule 6.14, and there are no amendments or modifications thereto.

         6.15 New Borrower promptly shall file all documentation with the Ohio Secretary of State necessary to reflect New Borrowers' current name in its conduct of business in the State of Ohio, and shall furnish Lender with a certified copy of a name change certificate therefrom. Borrower further shall promptly reimburse Lender for all fees and expenses incurred in the filing of a U.C.C. Financing Statement with the Ohio Secretary to reflect said name change.

         6.16 All of the representations, warranties and other undertakings of New Borrower and Guarantor, respectively, contained in the Loan Documents, except as expressly modified herein, are restated and made effective as of the date of this Agreement.

7.      Notices
Notices to the parties hereto under the Loan Documents shall be sent in the manner set forth in the Loan Agreement at the following addresses:

         If to Lender:              PNC Bank, National Association 201 East 5th
                                    Street Cincinnati, Ohio 45201-1198 Attn:
                                    Katherine Herke Nickel

         with copy to:              Frost & Jacobs LLP
                                    2500 PNC Center
                                    201 East Fifth Street
                                    Cincinnati, Ohio 45201 Attn:   Frederick W.
                                    Kindel

         If to New Borrower:        Cafe Odyssey, Inc.
                                    4801 West 81st Street
                                    Suite 112
                                    Bloomington, Minnesota 55437 Attn: Ronald
                                    K. Fuller

         with copy to:              Maslon Edelman Borman & Brand 3300 Norwest
                                    Center 90 South Seventh Street Minneapolis,
                                    Minnesota 55402-4140 Attn: William M.
                                    Mower, P.A.

         If to Guarantor:           Stephen D. King
                                    8260 North Creek Drive, Suite 140
                                    Cincinnati, Ohio 43235

         with copy to:              Maslon Edelman Borman & Brand 3300 Norwest
                                    Center 90 South Seventh Street Minneapolis,
                                    Minnesota 55402-4140 Attn: William M.
                                    Mower, P.A.

8.       Consent to Jurisdiction; Waiver of Jury Trial
         This Agreement has been executed, delivered and accepted at and will be deemed to be made at Cincinnati, Ohio and will be interpreted and the rights and liabilities of the party hereto determined in accordance with the laws of the State of Ohio, and the New Borrower and Guarantor hereby agree that the exclusive jurisdiction of any state or federal court located within Hamilton County, Ohio and consents that all service of process to New Borrower and Guarantor shall be sent in the manner set forth in the Loan Agreement to the addresses set forth in Section 7 hereof. Nothing contained herein will prevent the Lender from bringing any action or exercising any right against any property of the New Borrower within any other state or nation to enforce any award of judgment obtained in the federal or state court located within Hamilton County, Ohio. The New Borrower and Guarantor waive any objection based on forum non-conveniens and any objection to venue or any other action instituted hereunder. The New Borrower and Guarantor and the Lender each waive any right to trial by jury in any action or proceeding related to this Agreement, the Loan Documents or any transaction contemplated in any such documents.

9.       Miscellaneous
         This Agreement may be executed in counterparts. This Agreement, together with the Loan Documents, contain the entire agreement among the parties hereto and supersedes all discussions, communications, documents and other matters furnished among the parties hereto or their counsel. The Agreement shall be included in the definition of "Loan Documents" as used herein. Notwithstanding anything contained herein to the contrary, the liens and security interest of the Security Documents comprised in the Loan Documents shall retain their original priority of title. In the event one or more provisions contained in this Agreement shall for any reason be held invalid, legal or unenforceable, in any respect, such invalidity, legality or unenforceability shall not affect any other provision of this Agreement.

10. Confession of Judgment. Any attorney-at-law may appear in any court of record situated in the county where either New Borrower or Guarantor then resides or conducts business, or in the county where New Borrower signed this warrant, or in any other court in the State of Ohio or in any other state or territory of the United States, at any time after the debt hereby evidenced shall become due, either at its stated maturity or by acceleration or otherwise, and may waive the issuing and service of process and confess judgment against New Borrower, jointly and severally, in favor of Lender, for the amount then owing herein, together with the costs of suit, and thereupon release all errors and waive all rights of appeal and stays of execution. No such judgment or judgments against less than all of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more or the undersigned against whom judgment has not been obtained hereon, this being a joint and several warrant of attorney to confess judgment.

Executed as of July 23, 1998.


================================================================================
WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
================================================================================

                                      NEW BORROWER:

                                      CAFE ODYSSEY, INC.  F/K/A
                                      HOTEL DISCOVERY, INC.



                                      By:             /s/ Stephen D. King
                                      Print Name:     Stephen D. King
                                      Title: Chairman

================================================================================
WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
================================================================================

                                    GUARANTOR:


                                    By:            /s/ Stephen D. King

                                    Print Name:        STEPHEN D. KING



                                    APPROVED AND AGREED:

                                    LENDER:

                                                  PNC BANK, NATIONAL ASSOCIATION


                                    By:            /s/  Lawrence Reynolds
                                    Title:         Vice President

STATE OF MINNESOTA  )
                    ) SS:
COUNTY OF HENNEPIN  )

         The foregoing instrument was acknowledged before me, a notary public, this 23rd day of July, 1998 by Stephen D. King, the Chairman of CAFE ODYSSEY, INC. F/K/A HOTEL DISCOVERY, INC., a Minnesota corporation.

                                      /s/ William M. Mower Notary Public

STATE OF MINNESOTA  )
                    ) SS:
COUNTY OF HENNEPIN  )

         The foregoing instrument was acknowledged before me, a notary public, this 23rd day of July, 1998 by STEPHEN D. KING, a resident of Ohio.


                                      /s/ William M. Mower
                                      Notary Public


STATE OF OHIO       )
                    ) SS:
COUNTY OF HAMILTON  )

         The foregoing instrument was acknowledged before me, a notary public, this 24th day of July, 1998 by Lawrence Reynolds, a Vice President of PNC BANK, NATIONAL ASSOCIATION, a national banking association, on behalf of such association.


                                      /s/ Frederick W. Kindel
                                      Notary Public